Exhibit 10.5

DOMINO’S PIZZA, INC.

Amendment to Non-Statutory Stock Option

Granted Under 2004 Equity Incentive Plan

Reference is made to the Stock Option granted to you by Domino’s Pizza, Inc., a Delaware corporation (the “Company”) on or prior to February 28, 2009, pursuant to the Company’s 2004 Equity Incentive Plan (as amended from time to time, the “Plan”).

Pursuant to, and in accordance with, Section 9 of the Plan, the terms of your Stock Option are hereby amended as follows:

1. Vesting Upon Retirement and Post Termination Exercise Period. The last paragraph of Section 1 of the Stock Option is hereby amended and restated in its entirety to read as follows:

If the Participant ceases to serve as a director of the Company prior to the first anniversary of the Grant Date, this Stock Option will immediately expire Subject to the other provisions of this Agreement and the Plan, provided, however, if the Participant ceases to serve as a director or Retires or dies, at a time when the Participant had satisfied the age and years of service requirements specified in the definition of Retirement, this Stock Option will immediately upon such termination of service, Retirement or death, as applicable, and to the extent not otherwise exercisable, become fully exercisable, and will thereafter and until the Expiration Date, to the extent not previously exercised, be fully exercisable for the Shares. Provided, further, that if the Participant dies after such Retirement or dies at a time when the Participant had satisfied the age and years of service requirements specified in the definition of Retirement, the period for exercise specified herein shall end on the second anniversary of the date of such death. For purposes of this Stock Option, “Retire” and “Retirement” mean termination of the Participant’s service as a director after attainment by the Participant of age fifty-five (55) and five (5) years of continuous service as a director with the Company.

Except as amended hereby, the Stock Option remains in full force and effect subject to the terms of the Stock Option and the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

DOMINO’S PIZZA, INC.

By:
Name:	David A. Brandon
Title:	Chairman and Chief Executive Officer

EIP Director Amendment